                                                                      EXHIBIT 11
                                                                     Page 1 of 2

                         INGLES MARKETS, INCORPORATED
                               AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                   THREE MONTHS ENDED
                                                -----------------------
                                                 JUNE 24,    JUNE 25,
                                                   1995       1994
                                                ---------- -----------
 PRIMARY
   Net income                                   $ 4,543,432 $ 4,562,310
                                                =========== ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                18,301,028  18,388,950
                                                =========== ===========

   Primary earnings per common share            $       .25 $       .25
                                                =========== ===========


 FULLY DILUTED:
   Net income                                   $ 4,543,432 $ 4,562,310

   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                        532,391     529,202
                                                ----------- -----------

   Fully diluted earnings                       $ 5,075,823 $ 5,091,512
                                                =========== ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                         18,356,348  18,388,950

     Additional shares assuming conversion
      of Convertible Subordinated Debentures      3,374,685   3,374,685
                                                ----------- -----------

     Weighted average number of common
      shares outstanding as adjusted             21,731,033  21,763,635
                                                =========== ===========


   Fully diluted earnings per common share      $       .23 $       .23
                                                =========== ===========





 *        See Note B of the notes to unaudited interim financial statements.

                                                                      EXHIBIT 11
                                                                     Page 2 of 2

                         INGLES MARKETS, INCORPORATED
                               AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                    NINE MONTHS ENDED
                                                --------------------------
                                                  JUNE 24,      JUNE 25,
                                                    1995          1994
                                                ------------  ------------
 PRIMARY:
   Income before cumulative effect of
     change in accounting principle              $10,568,351   $12,266,855
   Cumulative effect of change in accounting
     principle for income taxes                            -     3,334,860
                                                 -----------   -----------
   Net income                                    $10,568,351   $15,601,715
                                                 ===========   ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 18,313,789    18,368,370
                                                 ===========   ===========
   Primary earnings per common share before
     cumulative effect of change in accounting
     principle                                   $       .58   $       .67
   Cumulative effect of change in accounting
     principle for income taxes                            -           .18
                                                 -----------   -----------
   Primary earnings per common share             $       .58   $       .85
                                                 ===========   ===========

 FULLY DILUTED:
   Income before cumulative effect of
     change in accounting principle              $10,568,351   $12,266,855
   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                       1,597,175     1,587,651
                                                 -----------   -----------
   Fully diluted earnings before cumulative
     effect of change in accounting principle     12,165,526    13,854,506
   Cumulative effect of change in accounting
     principle for income taxes                            -     3,334,860
                                                 -----------   -----------
   Fully diluted earnings                        $12,165,526   $17,189,366
                                                 ===========   ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          18,356,348    18,368,370
     Additional shares assuming conversion
      of Convertible Subordinated Debentures       3,374,685     3,374,685
                                                 -----------   -----------
     Weighted average number of common
      shares outstanding as adjusted              21,731,033    21,743,055
                                                 ===========   ===========
   Fully diluted earnings per common share
     before cumulative effect of change in
     accounting principle                        $       .56  $        .63
   Cumulative effect of change in accounting
     principle for income taxes                            -           .16
                                                 -----------   -----------
   Fully diluted earnings per common share       $       .56   $       .79
                                                 ===========   ===========

 *        See Note B of the notes to unaudited interim financial statements.





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